UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2012

Sigma-Aldrich Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-08135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

                                         N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

New Revolving Credit Facility

On May 10, 2012, Sigma-Aldrich Corporation (the “Company”), as borrower, certain lenders (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administration Agent”), entered into a Credit Agreement (the “Credit Agreement”). The Credit Agreement replaces a $450,000,000 revolving credit facility entered into on February 23, 2005, by and among the Company, as borrower, certain lenders and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Prior Facility”). The Prior Facility was scheduled to mature on December 11, 2012.

The Credit Agreement provides for a maximum borrowing of $600,000,000, subject to increase (to a maximum amount of $900,000,000) or reduction from time to time according to the terms of the Credit Agreement. Borrowings made pursuant to the Credit Agreement may be revolving loans or swingline loans, the combined sum of which may not exceed the maximum borrowing amount. Amounts borrowed under the Credit Agreement may be borrowed, repaid and reborrowed from time to time until May 10, 2017. The Company may request two (2) one-year extensions of the term of the Credit Agreement.

Revolving loans will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the base rate, described in the Credit Agreement as the higher of (x) the annual rate of the Administrative Agent’s prime rate, (y) the federal funds rate plus 0.50% or (z) one-month LIBOR (a publicly published rate), plus 1.00%, plus a percentage spread (ranging from 0 to 0.10%) based on the Company’s long-term, senior unsecured debt rating, or (b) LIBOR plus a percentage spread (ranging from 0.575% to 1.10%) based on the Company’s long-term, senior unsecured debt rating. Swingline loans shall bear interest at the base rate plus the then applicable percentage spread for revolving base rate loans. The Company has agreed to pay a facility fee, payable quarterly, at rates ranging from 0.05% to 0.15% depending on the Company’s long-term, senior unsecured debt rating, and customary administrative agent fees and fees in respect of letters of credit.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates. The covenants permit the Company to use proceeds of the loans and letters of credit to refinance the Prior Facility and for general corporate purposes, including the Company’s intended use to provide back-up liquidity for its commercial paper program. The Credit Agreement also contains a financial covenant requiring the Company to maintain, on a consolidated basis, a capitalization ratio of less than or equal to 0.65 to 1.00.

The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any representation or warranty made by the Company proving to be incorrect, false or misleading in any material respect, defaults under other indebtedness of the Company or its subsidiaries of at least $30,000,000, a change in control of the Company (as defined in the Credit Agreement) and certain insolvency or receivership events affecting the Company or its subsidiaries. In the event of a default by the Company, the Administrative Agent may, or at the request and direction of the requisite number of the Lenders shall, by written notice to the Company, declare all obligations under the Credit Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement and enforce any and all rights of the Lenders or the Administrative Agent under the Credit Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

Certain of the Lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which will be filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2012.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Existing Revolving Credit Facility

Effective May 10, 2012, the Prior Facility, which provided for a maximum borrowing of $450,000,000, was terminated. Revolving borrowings made pursuant to the Prior Facility bore interest at either (a) the base rate, described in the Prior Facility as the higher of the annual rate of the Administrative Agent’s prime rate or the federal funds rate plus 0.50%, or (b) LIBOR divided by one (1) minus the reserve requirement, as defined in the Prior Facility, plus a percentage spread (ranging from 0.125% to 0.400%) based on the Company’s long-term, senior unsecured debt rating. Swingline loans bore interest at the base rate. The Prior Facility contained customary affirmative and negative covenants for credit facilities of its type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates. The Prior Facility also contained financial covenants requiring the Company to maintain, on a consolidated basis, (i) a capitalization ratio of less than or equal to 0.55 to 1.00 and (ii) net worth of at least $750,000,000, and provided for customary events of default. The Company did not incur any material termination penalties in connection with the early termination of the Prior Facility.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: May 15, 2012	By:	/s/ George L. Miller
George L. Miller Senior Vice President, General Counsel and Secretary